January 10, 1997



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Fidelity Bancorp, Inc. The meeting will be held at the Perrysville Branch of Fidelity Savings Bank, 1009 Perry Highway, Pittsburgh, Pennsylvania 15237 on Tuesday, February 4, 1997, at 5:00 p.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but it will ensure that your vote is counted if you are unable to attend.

         Your  continued  interest  in  Fidelity  Bancorp,   Inc.  is  sincerely
appreciated.

                                                         Very truly yours,


                                                         /s/William L. Windisch
                                                         ----------------------
                                                         William L. Windisch
                                                         President

                             Fidelity Bancorp, Inc.
                               1009 Perry Highway
                         Pittsburgh, Pennsylvania 15237
                                  412-367-3300

                            NOTICE OF ANNUAL MEETING
                         To Be Held on February 4, 1997

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Fidelity Bancorp, Inc. (the "Company") will be held at 1009 Perry Highway, Pittsburgh, Pennsylvania 15237, on Tuesday, February 4, 1997, at 5:00 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

         (1) To elect directors for a term of three years or until their successors are elected and qualified;

         (2) To ratify the appointment of KPMG Peat Marwick as the Company's independent auditors for the fiscal year ending September 30, 1997;

         (3) To transact such other business as may properly come before the Annual Meeting. Except with respect to procedural matters incident to the conduct of the Annual Meeting, management of the Company is not aware of any matters other than those set forth above which may properly come before the Annual Meeting.

         Stockholders of record of the Company at the close of business on December 24, 1996 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

                                             BY ORDER OF THE  BOARD OF DIRECTORS


                                             /s/Sandra L. Graham, Secretary
                                             ------------------------------
                                             Sandra L. Graham, Secretary

Pittsburgh, Pennsylvania
January 10, 1997

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                             Fidelity Bancorp, Inc.

                         ------------------------------

                                 PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement is furnished to the holders of the common stock of Fidelity Bancorp, Inc. (the "Company"), the bank holding company of Fidelity Savings Bank, Pittsburgh, Pennsylvania (the "Bank"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held at 1009 Perry Highway, Pittsburgh, Pennsylvania 15237, on Tuesday, February 4, 1997, at 5:00 p.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement is expected to be mailed to stockholders on or about January 10, 1997.

         Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted (i) for the election of the nominees for director described herein; (ii) for the ratification of the appointment of KPMG Peat Marwick as the Company's independent auditors; and (iii) upon such matters as may properly come before the Annual Meeting, in accordance with the best judgment of the persons appointed as proxies.

         Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Sandra L. Graham, Secretary, Fidelity Bancorp, Inc., 1009 Perry Highway, Pittsburgh, Pennsylvania 15237), (ii) submitting a duly executed proxy bearing a later date or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

         Only stockholders of record of the Company at the close of business on December 24, 1996 ("Voting Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 1,380,977 shares of common stock, par value $.01 (the "Common Stock"), of the Company issued and outstanding, and the Company has no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting and does not vote cumulatively in the election of directors.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) any persons or entities, including any "group" as that term is used in
Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, and (ii) all directors and executive officers of the Company and the Bank as a group.

                                                     Amount and Nature
Name of Beneficial                                     of Beneficial
Owner or Number of                                    Ownership as of            Percent of
Persons in Group                                    December 24, 1996(1)        Common Stock
----------------                                    --------------------        ------------

Fidelity Savings Bank                                  119,074(2)                  8.62%
  Employee Stock Ownership
  Plan
1009 Perry Highway
Pittsburgh, PA  15237

William L. Windisch                                     70,531(3)                  5.03%
Director; President and Chief
Executive Officer of the
Company and Bank

National City Bank                                      64,920(4)                  4.70%
  of Pennsylvania
Four PPG Place
Pittsburgh, PA  15222

Directors and Executive Officers                       251,467(5)                 17.17%
  as group (12 persons)

------------------------------------------

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with the respect to the shares.

(2) Pursuant to a schedule 13G filed by National City Trust Company, trustee of the Bank's Employee Stock Ownership Plan ("ESOP"), which has shared dispositive power over 119,074 shares. Such shares are voted by the trustee in accordance with instructions from either participants (as to shares allocated to their accounts) or the Plan Administrator of the ESOP (as to unallocated shares).

(3) Includes 15,003 shares owned jointly with Mr. Windisch's wife, 10,000 shares owned solely by Mr. Windisch's wife, and 769 shares held by his daughter who resides with him. Includes 9,937 shares of the Company Common Stock held in the Bank's ESOP which have been allocated to Mr. Windisch's account. Does not include 2,437 shares held by the ESOP which have not been allocated to participants' accounts, which shares are voted by the trustee of the ESOP in accordance with instructions from Mr. Windisch in his capacity as the Plan Administrator of the ESOP. See "Executive Compensation
     - Employee Stock Ownership Plan." Mr. Windisch disclaims beneficial ownership of the 769 shares owned by his daughter.

(4) Pursuant to a Schedule 13G which indicates that National City Bank of Pennsylvania has shared voting and dispositive power over 64,920 shares. National City Bank of Pennsylvania has disclaimed beneficial ownership of the 121,274 shares held by it solely in a fiduciary capacity.

(5) Includes options for 83,357 shares of Common Stock which may be acquired within 60 days pursuant to the exercise of outstanding stock options under the Company's Employee Stock Compensation Program and 26,168 shares of Common Stock held in the Bank's ESOP which have been allocated to the accounts of the Bank's officers. See "Executive Compensation - Employee Stock Compensation Program" and "- Employee Stock Ownership Plan." For information with respect to beneficial ownership of individual directors, see "Information with Respect to Nominees for Director, Directors Whose Terms Continue and Executive Officers."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
              DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

         The Bylaws of the Company presently provide that (i) the Board of Directors shall consist of not less than five members and (ii) the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years or until their successors are elected and qualified. One class of directors is to be elected annually. Except for Ms. Wilder, the directors and nominees listed below have served as directors of the Company since its inception and as directors of the Bank since the year indicated. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected a director, and no director is related to any other director or executive officer of the Company or the Bank by blood, marriage or adoption. All directors were elected by the stockholders except, Ms. Wilder, who was appointed by the Board of Directors on November 19, 1996.

The Nominees

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees listed below. If any nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the Board of Directors, as proxies, will nominate and vote for any replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee listed below may not be able to serve as a director if elected. James E. Shepard, whose term expires in 1997, is not standing for reelection, having reached the Company's mandatory retirement age for directors.

                                            Nominees For Terms Expiring in 2000
                                                                                                               Common Stock
                                                                                                           Beneficially Owned
                                            Principal Occupation                                                 as of
                                            During the Past                                                December 26, 1996 (2)
Name                       Age              Five Years                          Director Since (1)       Amount         Percentage
----                       ---              ----------                          ------------------       ------         ----------
William L.                 64               Director; President and                    1958              70,531(3)(4)     5.03%
Windisch                                    Chief Executive Officer
                                            of the Company and the
                                            Bank.

Joanne Ross                53               Director; President of                     1996                   -             -
Wilder                                      Wilder, Mahood & Crenney,
                                            a legal services firm,
                                            Pittsburgh, Pennsylvania

                                            Members of the Board of Directors
                                            Continuing in Office

                                            Directors whose Terms Expire in 1999
                                                                                                               Common Stock
                                                                                                           Beneficially Owned
                                            Principal Occupation                                                 as of
                                            During the Past                                                December 26, 1996 (2)
Name                       Age              Five Years                          Director Since (1)       Amount         Percentage
----                       ---              ----------                          ------------------       ------         ----------
Robert F. Kastelic         62               Director; President and  Chief             1990               5,665(4)          *
                                            Executive Officer of X-Mark
                                            Industries, a precision metal
                                            manufacturer  in Washington,
                                            Pennsylvania and Chairman of
                                            Quasitronics  Inc.,  an electronic
                                            and computer  peripheral equipment
                                            company   in   Houston,
                                            Pennsylvania since March 1988.

Oliver D. Keefer           53               Director; Owner of Ralph                   1987             25,520(4)(5)      1.84%
                                            E. Lane, certified public
                                            accountants, Zelienople,
                                            Pennsylvania.

Charles E. Nettrour        64               Director; President and                    1987             41,217(4)(6)      2.97%
                                            Chief Executive Officer of
                                            Martin & Nettrour,  Incorporated, an
                                            insurance  brokerage and  consulting
                                            firm,  Pittsburgh,  Pennsylvania and
                                            of  Retirement   Designs  Unlimited,
                                            Inc.,  retirement plan  specialists,
                                            Pittsburgh, Pennsylvania.

                                                    Director Whose Term Expires in 1998
                                                                                                               Common Stock
                                                                                                           Beneficially Owned
                                            Principal Occupation                                                 as of
                                            During the Past                                                December 26, 1996 (2)
Name                       Age              Five Years                          Director Since (1)       Amount         Percentage
----                       ---              ----------                          ------------------       ------         ----------
John R. Gales              60               Director; President and                    1984              52,400(4)(5)     3.78%
                                            owner of J.R. Gales & Associates,
                                            Pittsburgh, Pennsylvania,  a  civil
                                            engineering consulting firm.

*   Represents less than 1% of the outstanding Common Stock.

(1) Includes terms as a director of the Bank prior to the formation of the Company in 1993. All directors of the Company currently serve as directors of the Bank.

(2) Based on information furnished by the respective individuals. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(3) Includes 15,003 shares owned jointly with Mr. Windisch's wife, 10,000 shares owned solely by Mr. Windisch's wife, and 769 shares held by his daughter who resides with him. Includes 9,937 shares of the Company Common Stock held in the Bank's ESOP which have been allocated to Mr. Windisch's account. Does not include 2,437 shares held by the ESOP which have not been allocated to participants' accounts, which shares are voted by the trustee of the ESOP in accordance with instructions from Mr. Windisch in his capacity as the Plan Administrator of the ESOP. See "Executive Compensation - Employee Stock Ownership Plan." Mr. Windisch disclaims beneficial ownership of the 769 shares owned by his daughter.

(4) Includes shares of Common Stock which may be acquired within 60 days pursuant to the exercise of outstanding stock options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person. The amounts of such shares included above are as follows: Mr. Windisch, 24,822 shares; Mr. Gales, 4,125 shares; Mr. Keefer, 7,970 shares, Mr. Kastelic, 4,125 shares; and Mr. Nettrour, 7,970 shares. See "Executive Stock Compensation - Employee Stock Ownership Plan" and " - Employee Stock Compensation Program."

(5) All shares owned jointly with the person's spouse.

(6) Includes 24,729 shares owned solely by Mr. Nettrour and 8,518 shares owned by Martin & Nettrour, Incorporated.

Stockholder Nominations

         Article 7 of the Company's Articles of Incorporation requires all nominations for election to the Board of Directors, other than those made by the Board or a committee appointed by the Board, to be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Each written notice of a stockholder nomination must set forth certain information specified in the Company's Articles of Incorporation. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth in the Company's Articles of Incorporation. Only stockholders entitled to vote for election of directors may submit nominations.

Board Meetings and Committees

         The Board of Directors of the Company met 10 times during the fiscal year ended September 30, 1996 and maintains standing Audit, Investment, Compensation, Nominating, Employee Stock Compensation and Shareholder Value Committees. The Board of Directors of the Bank has regular monthly meetings and may have special meetings and maintains standing Executive, Employee Stock Compensation Program, Audit, Compensation, Investment, Shareholder Value and Nominating Committees. During fiscal 1996, the Board of Directors of the Bank met 13 times. No director attended fewer than 75% of the aggregate number of meetings held during fiscal 1996 by the Board of Directors of the Company or the Bank and by all committees on which he served during the year.

         The Executive Committee of the Bank, which currently consists of all of the directors, is authorized to exercise all the authority of the Board of Directors in the management of the Bank between meetings of the Board of Directors of the Bank. During fiscal 1996, the Executive Committee was authorized to act as the Loan Committee of the Bank and review and approve loans in excess of the lending limits for which the Board of Directors has granted delegated authority to the Bank's officers. This Committee met 4 times during fiscal 1996.

         The Audit Committee of the Company and the Bank, which met 3 times in fiscal 1996, reviews the records and affairs of the Company and the Bank to determine its financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Company's and the Bank's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, all non-employee directors serve as members of this Committee.

         The Investment Committee of the Bank, which currently consists of all the directors, reviews the investment policies and procedures of the Bank. This Committee met 3 times during fiscal 1996.

         The Nominating Committees of the Company and the Bank, which consist of the entire Boards of Directors, select nominees for elections as directors of the Company and the Bank. Although the Nominating Committee of the Company will consider nominees recommended by stockholders, it has not actively solicited recommendations for nominees from stockholders nor has it established procedures for this purpose. Nominations for election as directors may be made by stockholders as set forth under "Stockholder Nominations" above. These Committees of the Company and the Bank met once in fiscal 1996.

         In February 1995, the Compensation Committee was reorganized to include all independent outside directors of the Company. The Compensation Committee has been designated by the Board of Directors with the responsibility of reviewing the compensation paid by the Bank. This Compensation Committee met 3 times in fiscal 1996.

         The Shareholder Value Committee of the Company and the Bank, which currently consists of all the directors, reviews the performance of the Company and its stock in relation to other financial services providers and seeks to maximize both short and long term shareholder value through the strategic planning process. This Committee met once in fiscal 1996.

         The Employee Stock Compensation Committee of the Company has been designated by the Board of Directors to determine stock option awards to employees. In February 1995, this Committee was reorganized to include all independent outside directors. This Committee met once in fiscal 1996.

         The Board of Directors of both the Company and the Bank have authority under their respective Bylaws to establish such other committees from time to time as may be deemed necessary.

         Directors of the Company receive no fees from the Company for attending Board or Committee meetings of the Company, although such meetings are generally held in conjunction with comparable meetings of the Bank for which fees are paid. Effective January 1996, directors of the Bank receive fees of $780 per special Board meeting attended and for each regular Board meeting whether attended or not attended except that fees will not be paid for any meeting not attended in excess of two missed meetings in one calendar year. Effective January 1996, members of the Bank's Committees receive fees of $240 per committee meeting attended.

Executive Officers Who Are Not Directors

         The following sets forth information with respect to executive officers of the Company and/or the Bank who do not serve on the Board of Directors of the Company. There are no arrangements or understandings between the Company or the Bank and any person pursuant to which such person has been elected as an officer. No executive officer is related to any other executive officer or director of the Company or the Bank by blood, marriage or adoption.

                                                     Position with the Bank and
Principal Names                     Age              Occupation During the Past Five Years
---------------                     ---              -------------------------------------
Richard G. Spencer                  49               Vice President of the Company since its creation and
                                                     Executive Vice President, Chief Financial Officer and
                                                     Treasurer of the Bank since March, 1992; prior thereto,
                                                     Vice President - Finance and Treasurer of the Bank since
                                                     1986.

Michael A. Mooney                   42               Vice President of the Company since its creation and
                                                     Executive Vice President and Chief Lending Officer of the
                                                     Bank since January, 1994; Vice President -  Lending of
                                                     the Bank from November 1991 to January, 1994; from
                                                     1985 to November 1991, was Vice President of Retail
                                                     Banking at Landmark Savings Association, which was a
                                                     savings and loan association in Pittsburgh, Pennsylvania.

Lisa M. Cline                       36               Vice President - Human Resources and Administrative
                                                     Services of the Bank since March, 1992; from January,
                                                     1991 to March, 1992, was Assistant Vice President and
                                                     Personnel Manager of the Bank; from 1987 to January,
                                                     1991, was Personnel Manager of the Bank; Assistant
                                                     Secretary of the Company and the Bank
                                                     since January, 1994.

Sandra L. Lee                       34               Vice President - Operations of the Bank since March,
                                                     1992; from January, 1991 to March, 1992, was Assistant
                                                     Vice President -  Operations of the bank; from July, 1987
                                                     to January 1991, was Operations Officer of the Bank.

Anthony F. Rocco                    36               Vice President - Community Banking of the Bank since
                                                     February, 1994; from July, 1983 to February, 1994 was a
                                                     Branch Manager and Regional Manager at Landmark
                                                     Savings Association.

Sandra L. Graham                    50               Secretary of the Company and the Bank since January
                                                     1995; from May, 1989 to July, 1993 was Purchasing
                                                     Agent and Human Resources Manager for Aluminum
                                                     Finishing Corporation in Indianapolis, Indiana.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Exchange Act requires that the Company's officers and directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and such stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Company's Common Stock.

         Based solely on review of the copies of such forms furnished to the Company, the Company believes that during fiscal 1996, all Section 16(a) filing requirements applicable to its officers and directors were complied with in a timely manner.


                             EXECUTIVE COMPENSATION

Summary

         During the fiscal year ended September 30, 1996, no compensation was paid directly by the Company to any of its executive officers, each of whom also serves as an executive officer of the Bank and all of whom were compensated by the Bank. The table below sets forth certain information with respect to the annual compensation paid to the Chief Executive Officer of the Company and the Bank. No other officer's cash compensation, defined as salary and bonus, exceeded $100,000 during the year ended September 30, 1996.

                                             SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION

Name and                    Fiscal                              Other Annual          Number of        All Other
Principal Position           Year    Salary (1)     Bonus     Compensation (2)      Options (3)      Compensation(4)
------------------           ----    ----------     -----     ----------------      -----------      ---------------
William L. Windisch,         1996    $135,397      $ 5,000            0                2,200           $23,739
President and Chief          1995    $125,255      $10,840            0                5,500           $21,086
Executive Officer            1994    $119,591      $10,280            0                2,750           $29,082

----------------

(1) Includes amounts deferred by the named executive officer pursuant to the Company's Thrift Plan which allows employees to defer up to 15% of their compensation, up to the maximum established by law; also includes director's fees paid to the named executive officer.

(2) Does not include amounts attributable to miscellaneous benefits received by the named executive officer, including the use of a Bank-owned automobile. In the opinion of management of the Company, the costs to the Company of providing such benefits to Mr. Windisch during the year ended September 30, 1996 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for Mr. Windisch.

(3) Consists of stock options granted pursuant to the Company's 1988 and 1993 Employee Stock Compensation Programs. The exercise prices of the options granted in fiscal 1996, 1995 and 1994 were $15.00, $12.73 and $15.45, respectively.

(4) Consists of matching contributions by the Bank on behalf of Mr. Windisch pursuant to the Bank's Thrift Plan and allocations to Mr. Windisch's account in the Employee Stock Ownership Plan. The value placed on the ESOP shares assumes a per share value as of the last day of the fiscal year.

Thrift Plan

         In 1986, the Board of Directors of the Bank adopted The Financial Institutions Thrift Plan (the "Thrift Plan"), a non-contributory benefit plan, pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Each employee, including officers of the Bank, as of January 1, 1987, automatically became a member of the Thrift Plan. Persons becoming employees of the Bank thereafter are eligible to become members of the Thrift plan on the first day of the month following the date he or she completes one year of service with the Bank, has 1,000 hours of service in that year, and has attained the age of 21. Members of the Thrift Plan are immediately and fully vested in the total value of his or her own contributions and are vested in the value of the Bank's contributions based on a graduated vesting schedule, beginning at 20% vesting after two years and full vesting after six years.

         Under the provisions of the Thrift Plan, a member may elect to save through payroll deductions between 2% and 15% of his or her salary. The payroll deductions may be made as a "before-tax contribution" (up to a maximum of $9,500 in 1996) through the 401(k) account or as an "after-tax contribution" through the regular account. The Bank will match each employee's total contribution up to 6% of salary at a rate of 50%. There is, however, a required minimum employer contribution of 2% of salary for each eligible employee. The Bank, at its option, may make an additional year-end contribution to the Thrift Plan under formulas based on either (i) members' contributions, up to 6% of salary, received by the Thrift Plan during the preceding calendar year or (ii) a uniform percent (not over specified maximums) of all eligible employees' salary for the preceding calendar or fiscal year. A special Internal Revenue Service non-discriminatory test has been established which limits average Thrift Plan contributions for highly compensated employees (including employees with salaries in excess of $100,000 and officers with salaries in excess of $60.000) to generally two percentage points above the average contribution rate of non-highly compensated employees. The Thrift Plan offers a choice of five investment funds to which contributions may be directed as follows: an equity-index fund; an income fund invested in long-term, fixed-income contracts; an equity mutual fund; a short-term income fund invested in bonds issued or guaranteed by the U.S. Government; and a portfolio of high quality Treasury, government agency, corporate and asset-backed securities. Each member may decide which investment fund(s) will hold his or her contributions.

         Members who are participants in the Thrift Plan are permitted to borrow from both their regular account and their 401(k) account. While continuing in employment, members may also make total or partial withdrawals from their accounts, subject to certain limitations and restrictions. Upon termination of employment, a member may defer withdrawal of a portion of his or her total account balance, provided that by age 70 1/2 he or she begins to receive periodic distributions which will result in a total distribution of the account over not more than 15 years. Upon notice of member's death, a lump sum payment of the total amount will be made to the named beneficiary as soon as practicable thereafter unless an election is made to receive benefits over the five-year period following the member's death. As of September 30, 1996, the Thrift Plan had 89 participants or 100% of the eligible officers and employees of the Bank. Of those participants, Mr. Windisch and all executive officers as a group (seven persons) received contributions of $4,004 and $11,879, respectively, during fiscal 1996.

Employee Stock Ownership Plan

         The Bank has an Employee Stock Ownership Plan ("ESOP") which originally subscribed for 119,074 shares ( as adjusted for three 10% stock dividends) or 10% of the common stock issued in connection with the conversion of Fidelity Savings Association, the predecessor to the Bank, from the mutual to stock form of organization. In order to facilitate the purchase of such shares, the ESOP borrowed $610,936 from another financial institution (the "Loan"). Such shares were converted into Company Common Stock in connection with the Bank's reorganization into the holding company structure in 1993. The ESOP is funded by the Bank's contributions in cash or Company Common Stock, and the Loan was fully repaid during fiscal 1995.

         All employees of the Bank who (i) have completed one year of service with the Bank and (ii) have attained the age of 21 are eligible and may participate in the ESOP as of the effective date of the ESOP, or as of the beginning of the plan year in which both such requirements are fulfilled. An employee shall be credited with a year of service during a computation period (generally, an ESOP year) if the employee completes at least 1,000 hours of service during such period. Participants become 100% vested after five years of credited service, with no vesting prior to such time. As of September 30, 1996, 9,937 shares had been allocated to the account of Mr. Windisch.

         The Bank has entered into a Trust Agreement with a local commercial bank (the "ESOP Trustee"), to hold, invest, reinvest and distribute the assets of the ESOP for the exclusive benefit of participants, retired participants and their beneficiaries. The ESOP Trustee is under the direction of the Plan Administrator, currently the Chief Executive Officer of the Bank, who manages and administers the ESOP and instructs the ESOP Trustee how to vote the shares which have not yet been allocated to participants' accounts. All assets of the ESOP are held in an Employee Stock Ownership Trust ("Trust") pursuant to the terms of the Trust Agreement.

         The ESOP is subject to the participation, vesting, fiduciary responsibility, reporting, disclosure and claims procedure requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Because the ESOP provides benefits based on the employee's individual accounts rather than a defined benefit based on compensation and years of service, the ESOP is not subject to the minimum funding requirements of ERISA. Benefits under the ESOP are not insured by the Pension Benefit Guaranty Corporation.

         Contributions to the Trust in cash and other cash received by the trust will be applied to pay any current obligations of the Trust incurred for the purchase of Company Common Stock, or may be applied to purchase additional shares of Common Stock from current stockholders or from the Company, subject to certain limitations. The investment policy of the ESOP is designed to invest primarily in Common Stock of the Company.

         Upon termination of a participant's employment by death, disability or retirement, the participant shall be 100% vested in his account. Upon termination of a participant's employment for any reason other than death, disability, retirement, layoff, reduction in force, job elimination, or job consolidation, the participant shall be vested as to his account in accordance with a vesting schedule pursuant to which a participant has no vested interest for under five years of credited service and is fully vested after five years of service.

         Vested benefits under the ESOP will normally be distributed in a single distribution as soon as possible following separation from service. Notwithstanding the above, distributions must commence not later than April 1 of the calendar year following the calendar year in which the participant attains age 70 1/2. In addition, unless the participant otherwise elects in writing, payments of benefits must begin not later than 60 days after the close of the ESOP year in which the latest of the following events occur: (i) the participant attains age 65; (ii) the participant attains the tenth anniversary from the date in which he or she commenced participation in the ESOP; or (iii) service with the Bank is terminated. Distribution of benefits under the ESOP shall be made in whole shares of Company Common Stock, in cash or in a combination of cash and Company Common Stock, as elected by the participant or his or her beneficiary.

Employment Agreements

         The Company and the Bank currently have an employment agreement with William L. Windisch, the President and Chief Executive Officer of the Company and the Bank (collectively, the "Employers"). Mr Windisch's employment agreement commenced on January 1, 1994, with an initial term of three years, which may be extended for an additional one-year term on each annual anniversary date if the parties mutually agree to do so. The agreement was extended effective January 1, 1997, through December 31, 1999 by action of the Board of Directors.

         Mr. Windisch's agreement is terminable by the Employers for just cause, as defined, at any time upon written notice or in the occurrence of certain events specified therein. The agreement contains provisions which provide Mr. Windisch with specified benefits in the event that he is terminated subsequent to a change in control of the Company, as defined, or terminates his employment subsequent to a change in control for good reason, as defined. The current salary level for Mr. Windisch under his employment agreement is $135,000, which amount may be adjusted each year as determined by the Board of Directors.

         For the purposes of Mr. Windisch's agreement, "change in control" is defined to include any of the following: (i) any change in control required to be reported pursuant to Item 6(e) of Schedule 14A promulgated under the Exchange Act; (ii) the acquisition of beneficial ownership by any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) of 25% or more of the combined voting power of the Company's then outstanding securities; or (iii) during any period of two consecutive years, a change in the majority of the Board of Directors for any reason unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         Severance payments and other benefits are provided for in the event of involuntary termination of employment in connection with any change in control of the Company. A severance payment will also be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to an acquisition of control, Mr. Windisch is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The severance payment from the Employers to Mr. Windisch would equal
2.99 times his average annual compensation for the preceding five calendar years, or approximately $351,333 if his employment had been terminated in 1996. Such amount would be paid within five days following the termination of employment. Section 280G of the Code states that severance payments which equal or exceed three times the base compensation of an individual are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the employer is not entitled to deduct the amounts of such excess payments. Mr. Windisch's agreement provides that if the severance payments to him would constitute an excess parachute payment, in the opinion of counsel to the Employers in consultation with the Employers' independent accountants, then the payment would be reduced to the largest amount that could be paid without constituting an excess parachute payment. If Mr. Windisch's employment is terminated for reasons other than for cause and other than in connection with or subsequent to a change in control, he will be entitled to a severance payment equal to 2.99 times his then current base salary.

         The Employers also entered into three-year employment agreements with Richard G. Spencer and Michael A. Mooney effective as of January 1, 1994. The term of these agreements may be extended for a additional one year on each annual anniversary date if the parties mutually agree to do so. The agreements also provide for severance payments in the event of a change of control equal to
2.99 times Mr. Spencer's average compensation and two times Mr. Mooney's average compensation, in each case subject to the limits of Section 280 G of the Code. If employment is terminated for reasons other than for cause, disability, retirement or death and other than in connection with or subsequent to a change in control, the agreements provide for severance equal to one times the officer's then current annual base salary, plus the continuation of various benefits for one year.

Employee Stock Compensation Program

         As a performance incentive and to encourage ownership of its Common Stock, the Board of Directors of the Bank adopted in 1988 an Employee Stock Compensation Program (the "1988 Program") for the benefit of directors, officers, and other selected key employees of the Bank who were deemed to be responsible for the future growth of the Bank. The stockholders of the Bank approved the 1988 Program at the 1989 Annual Meeting. The Agreement and Plan of Reorganization pursuant to which the Company acquired the Bank as a subsidiary in August, 1993 provided that the 1988 Program was assumed by the Company as of the consummation of that reorganization.

         Four kinds of rights, evidenced by four plans, are contained in the 1988 Program and are available for grant: incentive stock options (Plan I), compensatory stock options (Plan II), stock appreciation rights (Plan III), and performance share awards (Plan IV). The 1988 Program is administered by a committee composed of three directors of the Bank ("Program Administrators"), who are given discretion under the 1988 Program to select the persons to whom options, rights and awards will be granted and to determine the number of shares subject to each option, right or award. The Board of Directors (with the Program Administrators not voting) administers the 1988 Program with respect to options granted to the Program Administrators in accordance with the provisions of Plan
II. The current Program Administrators are all independent outside directors of the Company.

         An aggregate of 124,947 shares (as adjusted for three 10% stock dividends) of authorized but unissued Common Stock has been reserved for issuance under the 1988 Program pursuant to the exercise of stock options and/or the granting of stock appreciation rights and performance shares, subject to modification or adjustments to reflect changes in the Company capitalization as, for example, in the case of a merger, reorganization or stock split. No grants were made in fiscal 1996 under the 1988 Program. During fiscal 1996, options for 9,803 shares were exercised. No stock appreciation rights or performance share awards have been granted under the 1988 Program since its adoption. As of September 30, 1996, no shares of Common Stock remained available for grant pursuant to the 1988 Program.

         At the 1994 Annual Meeting, the stockholders approved (i) the 1993 Employee Stock Compensation Program (the "1993 Program") and (ii) the 1993 Directors' Stock Option Plan ("Directors' Plan"). Under the 1993 Program, an aggregate of 66,000 shares (as adjusted for one 10% stock dividend) of authorized but unissued shares have been reserved for future issue. The program is in effect for a period of ten (10) years unless sooner terminated. Four kinds of rights, evidenced by four (4) plans, are available for grant: incentive stock options (Plan I), compensatory stock options (Plan II), stock appreciation rights (Plan III) and performance share awards (Plan IV). Grants may be made to full-time officers and employees. In December 1994, the Company granted incentive stock options to purchase an aggregate of 28,831 shares of Common Stock at an exercise price of $12.73 per share, including options to purchase 5,500 shares to Mr. Windisch as set forth below. During fiscal 1996, options to purchase an aggregate of 25,455 shares of Common Stock at an exercise price of $15.00 per share, including options to purchase 2,200 shares to Mr. Windisch as set forth below were granted, and 177 options granted under the 1993 Program were exercised. No stock appreciation rights or performance share awards have been granted under the 1993 Program since its adoption. As of September 30, 1996, 20,807 shares of Common Stock remain available for grant under the 1993 Program. Including executive officers, the Bank had approximately 69 employees as of September 30, 1996 who are eligible to be selected to participate in the 1993 Program.

         Under the Directors' Plan, an aggregate of 44,000 of authorized but unissued shares (as adjusted for one 10% stock dividend) have been reserved for future issue to non-employee directors. It shall remain in effect until December 31, 1998 unless sooner terminated in accordance with its provisions. Options granted under the Directors' Plan do not qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code. Under the provision of the Directors' Plan,a compensatory stock option for 1,375 (as adjusted for one 10% stock dividend) shares was granted on December 31, 1995 to each of the five (5) non-employee directors. It is anticipated that similar grants will be made each December 31 through 1998.


                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information concerning the grant of stock options to Mr. Windisch during fiscal 1996.

                                                              Percent of
                                                              Total Options/
                                                              SARs
                                                              Granted to                Exercise
                                    Options/SARs              Employees                 or Base
                                    Granted                   in Fiscal                 Price
Name                                (#)                       Year                      ($/Sh)               Expiration Date
----                                ------------              --------------            --------             ---------------
William L. Windisch                 2,200                     8.64%                     $15.00               December 31, 2005

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

         The following table sets forth certain information concerning exercises of stock options granted pursuant to the 1988 and 1993 Programs by the named executive officer during the year ended September 30, 1996 and options held at September 30, 1996.

                  Shares                                   Number of Unexercised                 Value of Unexercised
                  Acquired on       Value                Options at Sept. 30, 1996             Options at Sept. 30, 1996(1)
Name              Exercise          Realized            Exercisable      Unexercisable       Exercisable       Unexercisable
----              --------          --------            -----------      -------------       -----------       -------------
William L.
Windisch          4,226             $46,771               22,572            4,950              $258,848            $26,043

(1) Based on a per share market price of $19.00 at September 30, 1996.

Indebtedness of Management

         The following table sets forth information with respect to each current director and executive officer of the Company and its affiliates who had borrowings of $60,000 or greater from the bank during fiscal 1996. The Bank offers loans to its directors, officers and employees. However, all of such loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates, collateral and application fees, as those prevailing at the time for comparable transactions with non-affiliated persons and do not involve more than the normal risk of collectiblity or present other unfavorable features.

                                                                             Highest
                                                                             Principal
                                                                             Amount from
                                                                             October 1, 1995           Principal
                                                                             to                        Balance at
                                                   Year       Interest       September 30,             September 30,
Name and Position      Type of Loan                Made       Rate           1996                      1996
-----------------      ------------                ----       ----           ----------------          -------------
Robert F. Kastelic     Commercial Business (1)     1993       8.00%(2)       $   32,346                $  -
(Director)             Auto(1)                     1993       9.00%          $   14,675                $  -
                       Commercial Mortgage (3)     1994       8.625%(2)      $  265,510                $  258,706
                       Commercial Mortgage (1)     1995       9.125%(2)      $  755,924                $  -
                       Commercial Mortgage (1)     1996       8.500%(2)      $1,365,000                $1,314,109
                       Commercial Business (1)     1996       8.000%         $   40,000                $  -
                       Commercial Business (1)     1996       7.500%         $  500,000                $  -

-------------------------------------------------------
(1) Loans to X-Mark Industries, of which Mr. Kastelic is President and CEO.
(2) Adjustable-rate loan.
(3) Loan to Quasitronics, Inc., of which Mr. Kastelic is Chairman.

Certain Transactions

         Charles E. Nettrour, a director of the Company, is the sole owner of Martin & Nettrour, Incorporated, which provides insurance and brokerage services to the Bank. During the fiscal year ended September 30, 1996, that firm received $97,021 from the Bank in annualized general and group life, health and long-term disability insurance premiums.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has appointed KPMG Peat Marwick as independent auditors for the Company for the fiscal year ending September 30, 1997 and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. The Company has been advised by KPMG Peat Marwick that neither the firm nor any of its associates has any relationship with the Company, the Bank or its subsidiary other than the usual relationship that exists between independent public accountants and clients. KPMG Peat Marwick will have one or more representatives at the Annual Meeting who will have the opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

         THE  BOARD  OF  DIRECTORS   RECOMMENDS  THAT  STOCKHOLDERS  VOTE  "FOR"
RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.

                              STOCKHOLDER PROPOSAL

         Any proposal which a stockholder wishes to have presented at the next annual meeting of stockholders, presently scheduled to be held in February, 1998, must be received at the main office of the Company, 1009 Perry Highway, Pittsburgh, Pennsylvania 15237, no later than September 12, 1997. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.15 of the Company's Bylaws, which provides that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting and (b) certain other information set forth in the Company's Bylaws.

                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1996 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996 AND A LIST OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. UPON WRITTEN REQUEST AND A PAYMENT OF A COPYING CHARGE OF TEN CENTS PER PAGE, THE COMPANY ALSO WILL FURNISH TO ANY SUCH STOCKHOLDER A COPY OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-KSB. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO SANDRA L. GRAHAM, SECRETARY, FIDELITY BANCORP, INC., 1009 PERRY HIGHWAY, PITTSBURGH, PENNSYLVANIA 15237. THE FORM 10-KSB REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                  OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.



                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Sandra L. Graham, Secretary

Pittsburgh, Pennsylvania
January 10, 1997

                                REVOCABLE PROXY

                             FIDELITY BANCORP, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIDELITY BANCORP, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 4, 1997 AND AT ANY ADJOURNMENT THEREOF.

         The undersigned hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the executive offices of the Company located at 1009 Perry Highway, Pittsburgh, Pennsylvania, on February 4, 1997 at 5:00 p.m., Eastern Time, or at any adjournment thereof, with all powers that the undersigned would possess if personally present, as indicated below.

         1. Election of Directors

            |_| FOR the nominees listed      |_| WITHHOLD AUTHORITY to vote for
                                                 the nominees listed

         Nominees for three-year term:
         William L. Windisch; Joanne Ross Wilder


         2. Proposal to ratify the appointment of KPMG Peat Marwick as the Company's independent auditors for fiscal 1997.

            |_| FOR     |_| AGAINST      |_| ABSTAIN

         In their discretion, the proxies are authorized to vote with respect to the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such matters as may properly come before the meeting.

         The Board of Directors recommends that you vote FOR the nominees listed on the reverse side hereof and FOR Proposal 2. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side; however, you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. This proxy may be revoked at any time before it is exercised.

         Shares of Common Stock of the Company will be voted as specified. If no specification is made, shares will be voted FOR the election of the Board of Directors' nominees to the Board of Directors, FOR Proposal 2, and otherwise at the discretion of the proxies.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company called for February 4, 1997, a Proxy Statement for the Annual Meeting and the 1996 Annual Report to Stockholders.


                              Dated:______________________________________, 1997


                              __________________________________________________
                              Signature

                              __________________________________________________
                              Signature


                              Please sign exactly as your name(s) appear(s) on this proxy. Only one signature is required in case of a joint account. When signing in a representative capacity, please give title.



          PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD
                          USING THE ENCLOSED ENVELOPE.